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                                                                      EXHIBIT 11


                   MECKLERMEDIA CORPORATION AND SUBSIDIARIES
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          STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS (LOSS)
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                                  (UNAUDITED)
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See Footnote (6) to the notes to consolidated financial statements for the computation of per share earnings (loss).